CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, President and Principal Executive Officer, and Kaprel Ozsolak, Principal Financial and Accounting Officer of Western Asset Funds, Inc. – Western Asset Limited Duration Bond Portfolio (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer	Principal Financial and Accounting Officer
Western Asset Funds, Inc. –	Western Asset Funds, Inc. –
Western Asset Limited Duration Bond	Western Asset Limited Duration Bond
Portfolio	Portfolio

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: February 28, 2011	Date: February 28, 2011

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.